UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2005

                                U.S. MEDSYS CORP.
                                -----------------
             (Exact name of registrant as specified in this charter)


         Colorado                       000-27513               84-1308436
         --------                       ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)         Identification No.)


     411 Route 17 South, Hasbrouck Heights, New Jersey           07604
     -------------------------------------------------           -----
    (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's Telephone Number, including area code: (201) 288-3082

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Current management of U.S. MedSys Corp. (the "Company") has concluded that it will be unable to release and file the Company's annual report on Form 10-KSB, for the year ended June 30, 2005, in a timely manner for the following reasons:

Miller and McCollom, the Company's independent registered public accounting firm, has been unable to complete its audit as a result of the failure of former management of the Company to produce material documents and to properly and fully respond to the auditors' requests. Management believes that the responsive documents are in the possession of Peter G. Futro, or his law firm. Mr. Futro resigned as an officer and director of the Company effective May 6, 2005 (as reported in the Company's filing on Form 8-K, dated May 11, 2005). Management is making efforts to procure and provide such requisite documents to Miller and McCollom in order to permit it to complete the audit. To managements' knowledge, there are no disagreements with Miller and McCollom on any matter of accounting principles, practices, financial statement disclosures or auditing scope or procedures.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         U.S. MEDSYS CORP.


                                         By: /s/ Anthony R. Rubino
                                         --------------------------------------
                                         Anthony R. Rubino
                                         Chief Executive Officer

Date:  October 17, 2005



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